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                                                                                                                   EXHIBIT 12

                                                     QUALITY STORES, INC.
                             SCHEDULE REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                        (in thousands)



                                                                           Successor                          |  Predecessor
                                                  ------------------------------------------------------------|-------------
                                                   Fiscal Year    Three Months   Fiscal Year    Seven Months  |  Five Months
                                                      Ended          Ended          Ended           Ended     |     Ended
                                                   January 29,    January 30,    October 31,     November 1,  |   March 26,
                                                      2000            1999           1998           1997      |      1997
                                                  ------------------------------------------------------------|-------------
                                                                                                              |
                                                                                                              |
                                                                                                              |
Income before income taxes                             $9,397         $2,953        $18,375          $3,422   |     $(1,881)
                                                   ===========================================================|==============
Fixed charges:                                                                                                |
   Interest expense                                   $34,637         $4,959        $20,466         $11,463   |       $3,188
   Portion of rent expense representing interest        4,730            715          2,920           1,860   |          814
                                                   -----------------------------------------------------------|--------------
                                                                                                              |
Total fixed charges                                   $39,367         $5,674        $23,386         $13,323   |       $4,002
                                                   ===========================================================|==============
                                                                                                              |
Earnings before income taxes and fixed charges        $48,764         $8,627        $41,761         $16,745   |       $2,121
                                                   ===========================================================|==============
                                                                                                              |
Ratio (deficiency of earnings to fixed charges)          1.2x           1.5x           1.8x            1.3x   |      $(1,881)
                                                   ===========================================================|==============
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